Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-70468, 333-146223, and 333-163712 on Form S-8 of our report dated December 20, 2013, relating to the consolidated financial statements of Innovative Solutions and Support, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Innovative Solutions and Support, Inc. and subsidiaries for the year ended September 30, 2015.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
January 14, 2016